SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

CITIGROUP INC.	CITIGROUP FUNDING INC.	SAFETY FIRST TRUST SERIES 2006-9
(Exact Name of Registrant as	(Exact Name of Registrant as	(Exact Name of Registrant as
Specified in Its Charter)	Specified in Its Charter)	Specified in Its Charter)

DELAWARE	DELAWARE	DELAWARE
(State of Incorporation	(State of Incorporation	(State of Incorporation
or Organization)	or Organization)	or Organization)

52-1568099	42-1658283	42-6664151
(I.R.S. Employer Identification no.)	(I.R.S. Employer Identification no.)	(I.R.S. Employer Identification no.)
399 Park Avenue
New York, New York 10043
(Address of Principal Executive Offices) (Zip Code)

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☑	If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates:	333-135867, 333-135867-02 and 333-135867-11 (If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange on Which
to be so Registered	Each Class is to be Registered
Principal-Protected Trust Certificates Linked to the S&P 500® Index Due 2013	American Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:
None
(Title of class)

Item 1. Description of Registrants’ Securities to be Registered
Item 2. Exhibits
SIGNATURE
INDEX TO EXHIBITS

Item 1. Description of Registrants’ Securities to be Registered.
          For a description of the securities to be registered hereunder, reference is made to the information under the headings “Summary Information – Q&A,” “Risk Factors” and “Description of the Certificates” on pages 2 through 9, 10 through 17 and 24 through 37, respectively, of the Registrants’ Prospectus and Pricing Supplement, Subject to Completion, dated August 29, 2008 (Registration Nos. 333-135867, 333-135867-02 and 333-135867-11), which information is hereby incorporated herein by reference and made part of this registration statement in its entirety. The description of the Principal-Protected Trust Certificates Linked to the S&P 500® Index Due 2013 (the “Certificates”) contained in the final Prospectus and Pricing Supplement to be filed pursuant to Rule 424(b), which will contain the final terms of the Certificates, is deemed to be incorporated herein by reference and made part of this registration statement in its entirety.
Item 2. Exhibits.
          99(A). Prospectus and Pricing Supplement describing the Certificates, Subject to Completion, dated August 29, 2008, incorporated by reference to the Registrants’ filing under Rule 424(b)(2) dated August 29, 2008.
          99(B). Certificate of Trust of Safety First Trust Series 2006-9 incorporated by reference to Exhibit 3(r) to the Registrants’ automatic shelf registration statement on Form S-3 filed on July 19, 2006 (Registration Nos. 333-135867, 333-135867-02 and 333-135867-11) (the “Registration Statement”).
          99(C). Form of Amended and Restated Declaration of Trust, incorporated by reference to Exhibit 4(a) to the Registration Statement.
          99(D). Form of the Trust Certificates Guarantee Agreement, incorporated by reference to Exhibit 4(b) to the Registration Statement.
          99(E). Form of Certificate Representing the Certificates (included in Exhibit 99(C)).

2

SIGNATURE
          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, each registrant has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized.

Citigroup Inc. (Registrant)
	By:	/s/ Charles E. Wainhouse
		Name:	Charles E. Wainhouse
		Title:	Assistant Treasurer

Citigroup Funding Inc. (Registrant)
	By:	/s/ Geoffrey S. Richards
		Name:	Geoffrey S. Richards
		Title:	Executive Vice President and Assistant Treasurer

Safety First Trust Series 2008-4 (formerly Safety First Trust Series 2006-9) (Registrant)
Date: September 22, 2008	By:	/s/ Geoffrey S. Richards
		Name:	Geoffrey S. Richards
		Title:	Regular Trustee

3

INDEX TO EXHIBITS

Exhibit No.	Exhibit
99(A).	Prospectus and Pricing Supplement describing the Certificates, Subject to Completion, dated August 29, 2008, incorporated by reference to the Registrants’ filing under Rule 424(b)(2) dated August 29, 2008.

99(B).	Certificate of Trust of Safety First Trust Series 2006-9, incorporated by reference to Exhibit 3(r) to the Registration Statement.

99(C).	Form of Amended and Restated Declaration of Trust, incorporated by reference to Exhibit 4(a) to the Registration Statement.

99(D).	Form of the Trust Certificates Guarantee Agreement, incorporated by reference to Exhibit 4(b) to the Registration Statement.

99(E).	Form of Certificate Representing the Certificates (included in Exhibit 99(C)).

4